================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                   FORM 8-K/A

                            ------------------------

                                 CURRENT REPORT

                            ------------------------

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: APRIL 15, 1997

                            ------------------------

                            UROHEALTH SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

          DELAWARE                         1-11150                       98-0122944
       (STATE OR OTHER            (COMMISSION FILE NUMBER)              (IRS EMPLOYER
       JURISDICTION OF                                             IDENTIFICATION NUMBER)
        INCORPORATION)

                            ------------------------

                            5 CIVIC PLAZA, SUITE 100
                        NEWPORT BEACH, CALIFORNIA 92660
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                            ------------------------

                                 (714) 668-5858
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF X-CARDIA CORPORATION

     On February 28, 1997, the Company completed the acquisition of X-Cardia Corporation ("X-Cardia") through the merger of X-Cardia into a wholly owned subsidiary of the Company. The total purchase price, contingent on achievement of certain milestones, is approximately $33.0 million. The Company issued 1,295,700 shares of UROHEALTH Common Stock with a value equal to $12 million at the closing. The remaining $21.0 million is contingent upon validation of the product in human clinical trials and obtaining patent approval. Once clinical trials are completed, $3.0 million in UROHEALTH Common Stock will be issued, and upon receipt of patent approval payment of $16.5 million in cash and $1.5 million in UROHEALTH Common Stock will be made. In addition, the X-Cardia shareholders are entitled to receive a royalty payment based on sales of products developed using X-Cardia technology for the four-year period after commercial introduction of the X-Cardia product. This 8K/A relates to a current Form 8-K that was originally filed on March 14, 1997.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

        Report of Independent Auditors

        Balance Sheet of X-Cardia, as of December 31, 1996

        Statement of Operations of X-Cardia from inception (February 13, 1996)
         to December 31, 1996

        Statement of Shareholders' Equity (Deficit) of X-Cardia from inception
         (February 13, 1996) to December 31, 1996

        Statement of Cash Flows of X-Cardia from inception (February 13, 1996)
         to December 31, 1996

        Notes to Financial Statements

     (B) PRO FORMA FINANCIAL INFORMATION

        Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1996.

        Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended December 31, 1996.

        Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

     (C) EXHIBITS

        The following exhibits are filed as a part of this report:

EXHIBIT
NUMBER
----
  2*    Agreement and Plan of Merger dated February 4, 1997 by and between
        UROHEALTH SYSTEMS, INC. UROHEALTH, INC (California) and X-Cardia
        Corporation.

23.1    Consent of Ernst & Young LLP

---------------

* Filed previously.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          UROHEALTH SYSTEMS, INC
                                          (Registrant)

                                          By:      /s/ JAMES L. JOHNSON
                                              ----------------------------------
                                              James L. Johnson
                                              Executive Vice President/
                                              Chief Financial Officer

Date: April 15, 1997

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
X-Cardia Corporation

     We have audited the accompanying balance sheet of X-Cardia Corporation (a development stage company) as of December 31, 1996 and the related statements of operations, shareholders' equity (deficit) and cash flows for the period from inception (February 13, 1996) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of X-Cardia Corporation (a development stage company) at December 31, 1996 and the results of its operations and its cash flows for the period from inception (February 13, 1996) to December 31, 1996 in conformity with generally accepted accounting principles.

                                          /s/  ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP

Palo Alto, California
February 5, 1997

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET
                               DECEMBER 31, 1996

                                     ASSETS

Current assets -- cash and cash equivalents......................................  $  830,979
Property and equipment, net......................................................      30,035
Advances to Cybro Medical, Ltd...................................................     150,000
                                                                                   ----------
                                                                                   $1,011,014
                                                                                   ==========
                       LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Accounts payable.................................................................  $   11,926
Accrued liabilities..............................................................     136,765
                                                                                   ----------
          Total current liabilities..............................................     148,691
Convertible notes and accrued interest...........................................   1,017,100
Commitments
Shareholders' equity (deficit):
  Preferred stock, 15,000,000 shares authorized, issuable in series:
     Series A preferred stock; 13,000,000 shares authorized; 5,344,500 shares issued and outstanding; aggregate liquidation preference of $5,344,500 as of
     December 31, 1996...........................................................     460,751
  Common stock, 25,000,000 shares authorized; none issued and outstanding........          --
  Notes receivable from shareholders.............................................        (751)
  Deficit accumulated during the development stage...............................    (614,777)
                                                                                   ----------
Total shareholders' equity (deficit).............................................    (154,777)
                                                                                   ----------
                                                                                   $1,011,014
                                                                                   ==========

                            See accompanying notes.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF OPERATIONS
                             PERIOD FROM INCEPTION
                    (FEBRUARY 13, 1996) TO DECEMBER 31, 1996

Operating expenses:
  Research and development.......................................................  $ 353,856
  General and administrative.....................................................    255,131
                                                                                   ---------
Total operating expenses.........................................................    608,987
                                                                                   ---------
Loss from operations.............................................................   (608,987)
Interest expense.................................................................    (17,100)
Interest income..................................................................     11,310
                                                                                   ---------
Net loss.........................................................................  $(614,777)
                                                                                   =========

                            See accompanying notes.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                             PERIOD FROM INCEPTION
                    (FEBRUARY 13, 1996) TO DECEMBER 31, 1996

                                                                                                      DEFICIT
                                                                                      NOTES         ACCUMULATED         TOTAL
                                PREFERRED STOCK             COMMON STOCK            RECEIVABLE      DURING THE      SHAREHOLDERS'
                             ----------------------   ------------------------         FROM         DEVELOPMENT        EQUITY
                               SHARES       AMOUNT      SHARES        AMOUNT       SHAREHOLDERS        STAGE          (DEFICIT)
                             ----------    --------   -----------    ---------     ------------     -----------     -------------
Balances at inception
  (February 13, 1996)......          --    $     --            --    $      --         $  --         $      --        $      --
Issuance of common stock to
  founders in February
  1996.....................          --          --     4,504,500          751          (751)               --               --
Issuance of common stock to
  investors at $0.50 per
  share in March 1996......          --          --       360,000      180,000            --                --          180,000
Issuance of common stock to
  investors at $0.583 per
  share in August 1996.....          --          --       420,000      245,000            --                --          245,000
Issuance of common stock to
  investors at $0.583 per
  share in October 1996....          --          --        60,000       35,000            --                --           35,000
Exchange of one share of
  Series A preferred stock
  for one share of common
  stock in December 1996...   5,344,500     460,751    (5,344,500)    (460,751)           --                --               --
Net loss...................          --          --            --           --            --          (614,777)        (614,777)
                              ---------    --------    ----------    ---------         -----         ---------        ---------
Balances at December 31,
  1996.....................   5,344,500    $460,751            --    $      --         $(751)        $(614,777)       $(154,777)
                              =========    ========    ==========    =========         =====         =========        =========

                            See accompanying notes.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                             PERIOD FROM INCEPTION
                    (FEBRUARY 13, 1996) TO DECEMBER 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss.........................................................................  $ (614,777)
Adjustments to reconcile net loss to cash used in operating activities:
  Depreciation expense...........................................................       2,618
  Changes in operating assets and liabilities:
     Accounts payable............................................................      11,926
     Accrued interest on convertible note........................................      17,100
     Accrued liabilities.........................................................     136,765
                                                                                   ----------
Cash used in operating activities................................................    (446,368)
                                                                                   ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Advances on investment...........................................................    (150,000)
Expenditures for property and equipment..........................................     (32,653)
                                                                                   ----------
Cash used in investing activities................................................    (182,653)
                                                                                   ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuances of common stock, net.....................................     460,000
Proceeds from issuance of convertible note.......................................   1,000,000
                                                                                   ----------
Cash provided by financing activities............................................   1,460,000
                                                                                   ----------
Net increase (decrease) in cash and cash equivalents.............................     830,979
Cash and cash equivalents at beginning of period.................................          --
                                                                                   ----------
Cash and cash equivalents at end of period.......................................  $  830,979
                                                                                   ==========

                            See accompanying notes.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

 1. ORGANIZATION

  Basis of Presentation

     X-Cardia Corporation (the "Company") is a development stage company and was incorporated on February 13, 1996 in the state of California. The Company is engaged in development of noninvasive cardiac output monitoring devices. The Company's primary activities since incorporation have been establishing offices and research facilities, recruiting personnel, conducting research and development activities, performing business and financial planning and raising capital.

     The Company has sustained operating losses since its inception and would expect such losses would have continued, however, on February 4, 1997, the Company entered into the Agreement and Plan of Merger with Urohealth Systems, Inc. ("Urohealth"). Subject to the terms of the Merger, the Company is to be merged with a wholly owned subsidiary of Urohealth, with Urohealth to be the surviving corporation in the Merger (see Note 7). If the merger contemplated by management is not consummated, management will have to seek other sources of capital or reevaluate its operating plans to attempt to provide the Company the means to continue as a going concern.

     In September 1996, the board of directors of the Company authorized a stock split, in which one share of common stock was exchanged for six shares of common stock. Following shareholder approval, the stock split was effected on November 19, 1996. All share and per share amounts included in the financial statements have been retroactively adjusted to reflect the stock split.

     On December 27, 1996, the board of directors and the shareholders approved the exchange of one share of common stock for one share of Series A preferred stock. The exchange was effected on December 31, 1996.

  Cash, Cash Equivalents and Short-Term Investments

     The Company's cash and cash equivalents are maintained in demand deposit and money market accounts with a commercial bank. The Company considers all highly liquid investments with a maturity of three months or less from the date of purchase to be cash equivalents.

  Depreciation and Amortization

     Equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which is generally three to five years.

  Stock-Based Compensation

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under SFAS 123, stock-based compensation is measured using either the intrinsic-value method as prescribed by Accounting Principles Board Opinion No. 25 ("APB 25") or the fair-value method described in SFAS 123. Beginning in 1996, the Company implemented SFAS 123 using the intrinsic value method. Accordingly, adoption of the SFAS 123 had no material effect on the Company's financial position or results of operations.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1996

 2. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                          DECEMBER 31,
                                                                              1996
                                                                          ------------
        Furniture.......................................................     $29,211
        Office equipment................................................       3,442
                                                                             -------
                                                                              32,653
        Less accumulated depreciation and amortization..................      (2,618)
                                                                             -------
                                                                             $30,035
                                                                             =======

 3. CONVERTIBLE NOTE AND COMMON STOCK PURCHASE AGREEMENT

     On September 30, 1996, the Company entered into a convertible note and common stock purchase agreement for the sale of 2,000,000 shares of its common stock to be completed in two closings. The first closing, which took place on September 30, 1996, involved the issuance of a convertible note for $1,000,000, which note is automatically converted into 1,000,000 shares upon the completion of the second closing initially scheduled to occur on March 31, 1997. If the second closing is not consummated, the principal is repayable on or before September 30, 2001. Interest accrues on the unpaid principal amount at a rate of 6.84% per annum and is payable beginning March 31, 1997 (see Note 7).

 4. RELATED PARTY TRANSACTIONS

  Consulting Agreement

     The Company has engaged a shareholder and director to provide consulting services related to its proprietary technology. For these services and for the contribution of related patents, the Company has incurred fees totaling $43,750 for the period from inception (February 13, 1996) to December 31, 1996.

  Facilities Sublease

     The Company subleases its facilities from a company owned by the Company's president and chief executive officer under a noncancelable operating sublease. The facilities lease expires on September 14, 2001. Future minimum lease payments under the operating leases at December 31, 1996 are as follows:

                                                                             OPERATING
                                                                              LEASES
                                                                             ---------
        Year ending December 31,
          1997.............................................................   $13,266
          1998.............................................................    13,266
          1999.............................................................    13,266
          2000.............................................................    13,266
          2001.............................................................     9,397
                                                                              -------
        Total..............................................................   $62,461
                                                                              =======

     Rent expense for the period from inception (February 13, 1996) to December 31, 1996 was approximately $7,829.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1996

 5. SHAREHOLDERS' EQUITY

  Preferred Stock

     The board of directors has the authority to issue 15,000,000 shares of preferred stock, currently designated as Series A. Each share of Series A preferred stock outstanding is convertible at the option of the holder into one share of common stock, subject to adjustment, upon the occurrence of certain specified events, and automatically converts upon the consummation of a public offering of common stock.

     Each share of Series A preferred stock entitles its holder to one vote for each common share into which such shares would convert. Dividends at the rate of $0.10 per share if and as declared by the board of directors are payable to the preferred shareholders in preference to any dividends for common stock declared by the board of directors. Dividends are non-cumulative. No dividends have been declared as of December 31, 1996.

     The holders of the Company's Series A preferred stock are entitled to an amount per share equal to the original issue price, in liquidation, plus an amount equal to all declared but unpaid dividends, prior and in preference to any distribution of the holders of common stock. As of December 31, 1996, the aggregate liquidation value of the Series A preferred stock is $5,344,500.

     In the event of a merger, consolidation or sale of the Company's assets, as defined, the holders of preferred stock are entitled to receive the liquidation preference for such shares plus any declared but unpaid dividends in preference to the holders of common stock.

  1996 Stock Option Plan

     The Company's 1996 Stock Option Plan (the "Plan") was adopted by the board of directors in November 1996, approved by the shareholders in December 1996. As of December 31, 1996, a total of 1,000,000 shares of common stock have been reserved for issuance under the Plan. The Plan provides for the granting to employees, directors and consultants of the Company, incentive stock options and nonstatutory stock options.

     The exercise price of all stock options granted under the Stock Plan must be at least 100% of the fair value of the common stock of the Company on the grant date. The term of an incentive stock option may not exceed 10 years from the date of grant. An option shall be exercisable on or after each vesting date in accordance with the terms set forth in the option agreement. No options were granted out of the Plan in 1996.

  Stock Option Grants Outside the Plan

     In March, August and September 1996, the Company granted options to purchase 184,500 shares of Series A preferred stock to employees and consultants. The exercise price for all such options was $0.50, which price represented the fair value of the underlying stock on the respective grant dates. The stock option terms vary between the individual grants, and the terms were approved by the board of directors.

  Stock Compensation

     During 1996, the Company adopted SFAS 123. In accordance with the Statement, the Company applies APB 25 in accounting for option grants to employees and, accordingly, does not recognize compensation expense for options granted to employees with an exercise price equal to the fair value of the underlying stock on the grant date.

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1996

 5. SHAREHOLDERS' EQUITY (CONTINUED)

     Under SFAS 123, options granted to nonemployees must be accounted for at fair value. The fair value of stock options granted to nonemployees was immaterial and, therefore, no value was recorded in the financial statements.

     For disclosure purposes, the Company used the minimum value method to determine the fair value of stock options granted in 1996 using the following weighted average assumptions: risk free interest rate of 5.91% and a weighted average expected option life of 3.19 years. The effect of applying the minimum value method of SFAS 123 in determining the fair values of stock options granted in 1996 did not result in pro forma net loss that is materially different from the amount reported. Therefore, such pro forma information is not presented herein. Future pro forma results of operations may be materially different from actual amounts reported.

     A summary of the Company's stock option activity related to options granted outside of the Plan and related information for the period from inception (February 13, 1996) to December 31, 1996 follows. No options were granted under the Plan in 1996:

                                                 SERIES A            WEIGHTED
                                              PREFERRED STOCK        AVERAGE
                                                  OPTIONS         EXERCISE PRICE
                                              ---------------     --------------

        Outstanding at beginning of period....         --             $  --
        Options granted.......................    184,500             $0.50
        Options exercised.....................         --             $  --
        Options forfeited.....................         --             $  --
                                                  -------             -----
        Outstanding at December 31, 1996......    184,500             $0.50
                                                  =======             =====

     The weighted-average remaining contractual life of those options is approximately 9.5 years. As of December 31, 1996, 40,000 options were exercisable.

 6. INCOME TAXES

     At December 31, 1996, the Company had a federal net operating loss carryforward of approximately $600,000. The net operating loss carryforward will expire beginning in 2011, if not utilized.

     Utilization of net operating losses may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating losses before utilization.

     As of December 31, 1996, the Company had a deferred tax asset of approximately $200,000 which relates primarily to net operating loss carryforwards and capitalized research and development costs. The net deferred tax asset has been fully offset by a valuation allowance.

 7. SUBSEQUENT EVENTS

     On January 2, 1997, the Company entered into a share purchase agreement with Cybro Medical, Ltd. ("Cybro") in which the Company purchased 80% of the outstanding stock of Cybro, an Israeli research and development company engaged in the development of blood oxygen saturation monitors. The purchase price was $125,000. Concurrently, the Company entered into an option agreement under which the Company may purchase the remaining (20%) of the outstanding stock of Cybro upon the occurrence of specific events. The Company wired $150,000 to an escrow account on December 30, 1996 in contemplation of the closing of the

                              X-CARDIA CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1996

 7. SUBSEQUENT EVENTS (CONTINUED)

transaction and to advance to Cybro cash to fund operating expenses after the transaction. This amount is included under the caption "Advances to Cybro Medical, Ltd." in the balance sheet as of December 31, 1996. Upon the completion of the acquisition in 1997, the entire $150,000 was charged to in-process research and development expense.

     In January and February 1997, the Company granted employees options to purchase 30,500 shares of the Company's common stock and consultants options to purchase 125,000 shares of the Company's common stock at an exercise price of $0.25. The deemed fair value of the underlying shares on the grant date was $4.00, therefore, the aggregate value of the options to employees was deemed to be approximately $114,000, based on the intrinsic-value method. The valuation related to stock options granted to nonemployees was deemed to be approximately $469,000. The Company used the minimum-value method to determine the fair value of stock options to nonemployees at the grant date using the following weighted average assumptions: risk-free interest rate of 6.0% and a weighted average expected option life of 0.25 years. The Company will recognize as expense the aggregate valuation for these employee and nonemployee option grants over the option life.

     Also in January 1997, the Company issued 16,780 shares of common stock to consultants for services rendered. The Company used the minimum value method to determine the valuation and recorded $67,000 on the grant date.

     In February 1997, the Company accelerated the vesting of certain outstanding stock options in contemplation of the proposed merger with Urohealth Systems, Inc. (see below). This change in the options terms resulted in the establishment of a new measurement date for accounting purposes, and, therefore, a value of $372,000 was expensed on the new measurement date based on the deemed fair value of the underlying securities at that date.

     On February 4, 1997, the Company entered into a Merger Agreement ("Merger") with Urohealth Systems, Inc. ("Urohealth"), a Delaware corporation, Urohealth, Inc. (California) ("Urohealth Sub"), a California corporation and a wholly owned subsidiary of Urohealth Systems, Inc. Subject to terms of the Merger, the Company was merged with Urohealth Sub, with Urohealth Sub being the surviving corporation in the Merger. The Company's common and preferred shareholders received an aggregate of 1,295,700 shares of Urohealth common stock. In addition, the shareholders have the right to receive milestone payments totaling $21 million dependent upon the successful achievement of specified milestones. The shareholders also have the right to receive additional payments termed "Earn-Out Consideration" based on the sales of X-Cardia products (as defined in the agreement) for the four-year period after the first commercial release of an X-Cardia product. There can be no assurance that Urohealth will have sufficient funds to make these payments.

     In connection with the Merger, the Company amended the Convertible Note and Common Stock Purchase Agreement of September 30, 1996 to complete the second closing of the agreement concurrent with the closing of the Merger. In addition, the Company exercised its call option with respect to the remaining 20% interest in Cybro.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The Company acquired X-Cardia on February 28, 1997 by merger of X-Cardia into a wholly-owned subsidiary of the Company.

     The following unaudited pro forma condensed consolidated balance sheet at December 31, 1996 reflects the historical consolidated balance sheets of Urohealth and X-Cardia, adjusted to give effect to the acquisition, as if such acquisition had occurred at December 31, 1996.

     The following unaudited pro forma condensed consolidated statements of operations are presented to reflect the acquisition of X-Cardia as if such acquisition had occurred on April 1, 1996. The X-Cardia acquisition has been reflected as a purchase.

     The unaudited pro forma condensed consolidated balance sheet and statements of operations and accompanying notes should be read in conjunction with the respective historical audited consolidated financial statements of UROHEALTH contained in its Annual Report on Form 10-K, as amended, for the year ended March 31, 1996 and the audited consolidated financial statements of X-Cardia contained herein.

     The unaudited pro forma condensed consolidated financial information is based on the consolidated financial statements of UROHEALTH and X-Cardia giving effect to the transactions under the assumptions and adjustments outlined in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

     The pro forma adjustments are based upon available information and upon certain assumptions that UROHEALTH management believes are reasonable given the circumstances. The unaudited pro forma condensed consolidated balance sheet and statements of operations are provided for comparative purposes only and are not necessarily indicative of the results that would have been obtained had the acquisitions occurred on the date indicated or that may be achieved in the future.

                            UROHEALTH SYSTEMS, INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                                  PRO FORMA          TOTAL
                                                          UROHEALTH   X-CARDIA   ADJUSTMENTS       PRO FORMA
                                                          ---------   --------   -----------       ----------
ASSETS
Current assets:
  Cash and equivalents..................................  $  2,272     $  831       $(1,150)(a)     $  1,953
  Receivables, net......................................    24,958         --            --           24,958
  Inventories                                               21,373         --            --           21,373
  Prepaids and deposits.................................     3,307         --            --            3,307
  Income tax receivable.................................       377         --            --              377
                                                          --------     ------       -------         --------
Total current assets....................................    52,287        831        (1,150)          51,968
Property and equipment, net.............................    24,785         30            --           24,815
Patents and intangibles, net............................     6,264         --            --            6,264
Deposits and other assets...............................     2,609        150            --            2,759
Deferred debt issuance costs............................     5,727         --            --            5,727
Goodwill................................................    42,081         --        12,288(b)        54,369
                                                          --------     ------       -------         --------
                                                          $133,753     $1,011       $11,138         $145,902
                                                          ========     ======       =======         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.................  $ 12,067     $  149       $    --         $ 12,216
  Restructuring accrual.................................     1,810         --            --            1,810
  Compensation and employee benefits....................     3,026         --            --            3,026
  Revolving lines of credit.............................    16,500         --            --           16,500
  Convertible subordinated notes........................        --         --            --               --
  Current portion of notes payable and capital leases...       521         --            --              521
                                                          --------     ------       -------         --------
Total current liabilities...............................    33,924        149            --           34,073
Long-term liabilities:
  Notes payable.........................................     6,000         --            --            6,000
  Bank term loan........................................    13,500         --            --           13,500
  Capital leases........................................       152         --            --              152
  Deferred compensation.................................        29         --            --               29
  Convertible notes.....................................        --      1,017        (1,017)(c)           --
  Senior subordinated notes.............................        --         --            --               --
  Other liabilities.....................................        98         --            --               98
  Restructuring accrual, less current portion...........     1,684         --            --            1,684
Minority interest in consolidated subsidiary............     1,126         --            --            1,126
Convertible preferred stock.............................        --         --            --               --
Convertible subordinated debentures.....................    50,000         --            --           50,000
Common Stockholders' Equity:
  Common stock..........................................        19         --             1(a)            20
  Preferred stock.......................................        --        461          (461)(b)           --
  Warrants..............................................     5,217         --            --            5,217
  Additional paid-in capital............................   113,204         --        11,999(a)       125,203
  Deficit...............................................   (91,159)      (615)          615(b)       (91,159)
  Note receivable from shareholders.....................        --         (1)            1(b)            --
  Foreign currency adjustment...........................       (41)        --            --              (41)
                                                          --------     ------       -------         --------
     Total common stockholders' (deficit) equity........    27,240       (155)       12,155           39,240
                                                          --------     ------       -------         --------
                                                          $133,753     $1,011       $11,138         $145,902
                                                          ========     ======       =======         ========

                            See accompanying notes.

                            UROHEALTH SYSTEMS, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                                    PRO FORMA         TOTAL
                                                         UROHEALTH   X-CARDIA(1)   ADJUSTMENTS      PRO FORMA
                                                         ---------   -----------   -----------      ---------
Net sales..............................................  $ 67,964       $  --         $  --         $ 67,964
Cost of sales..........................................    23,193          --            --           23,193
                                                         --------       -----         -----         --------
Gross profit...........................................    44,771          --            --           44,771

Operating expenses:
  Selling, general and administrative..................    32,537         255           399(d)        33,191
  Research and development.............................     2,149         354            --            2,503
  Write-off incomplete research and development........    25,500          --            --           25,500
  Restructuring charges................................     4,000          --            --            4,000
                                                         --------       -----         -----         --------
Total operating expenses...............................    64,186         609           399           65,194
                                                         --------       -----         -----         --------
Profit (loss) from operations..........................   (19,415)       (609)         (399)         (20,423)

Other income (expense):
  Minority interest consisting of accrued dividends on
     preferred stock of subsidiary.....................       (54)         --            --              (54)
  Interest income......................................       240          11            --              251
  Interest expense.....................................    (4,864)        (17)           --           (4,881)
  Other................................................        --          --            --               --
                                                         --------       -----         -----         --------
Net loss before tax and extraordinary loss.............   (24,093)       (615)         (399)         (25,107)
Provision (benefit) for income tax.....................      (377)         --            --(e)          (377)
                                                         --------       -----         -----         --------
Net loss before extraordinary loss.....................   (23,716)       (615)         (399)         (24,730)
Extraordinary loss (early extinguishment of debt)......    (2,973)         --            --           (2,973)
                                                         --------       -----         -----         --------
Net loss...............................................  $(26,689)      $(615)        $(399)        $(27,703)
                                                         ========       =====         =====         ========

---------------

(1) X-Cardia results of operations reflect activity from the company's inception February 13, 1996 through December 31, 1996. Activity from February 13, 1996 through March 31, 1996 is immaterial.

                            See accompanying notes.

                            UROHEALTH SYSTEMS, INC.

                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  Pro Forma Adjustments

BUSINESS ACQUISITIONS

  Acquisition of X-Cardia

     On February 28, 1997, the Company completed the acquisition of X-Cardia Corporation through a merger of X-Cardia into a wholly owned subsidiary of the Company. The total purchase price, contingent on certain requirements, is approximately $33.0 million. The Company issued 1,295,700 shares of UROHEALTH Common Stock with a value equal to $12 million. The additional $21.0 million is contingent upon validation of the product in human clinical trials and obtaining patent approval, which is not assured. Once clinical trials are completed, $3.0 million in UROHEALTH Common Stock will be issued, and upon receipt of patent approval payment of $16.5 million in cash and $1.5 million in UROHEALTH Common Stock will be made. Because the $16.5 million cash payment and $4.5 million in additional Common Stock issuance are contingent upon product validation and patent approval, they have not been reflected in the accompanying unaudited pro forma condensed consolidated balance sheets.

     (a) The initial payment for the X-Cardia acquisition, including direct acquisition costs of $14,150,000 was determined as follows:

        Issuance of 1,295,700 shares of UROHEALTH Common Stock at $9.26 per share...................................................... $12,000,000
        Direct acquisition costs.........................................   2,150,000
                                                                          -----------
                                                                          $14,150,000
                                                                          ===========

     (b) Allocation of the purchase price of $14,150,000 based on the Company's estimate of the fair market value of asset acquired and liabilities assumed results in the following:

        Net assets at historical amounts................................. $   862,000
        Common Stock proceeds............................................ $ 1,000,000
        Costs in excess of net assets acquired...........................  12,288,000
                                                                          -----------
                                                                          $14,150,000
                                                                          ===========

     Common Stock proceeds represent $1,000,000 of cash received by X-Cardia (in exchange for the issuance of 1,000,000 shares of X-Cardia Common Stock) just prior to UROHEALTH's acquisition of X-Cardia pursuant to the terms of the Convertible Note and Common Stock Purchase Agreement (see Note 3 to the X-Cardia financial statements).

     (c) Subsequent to December 31, 1996 and prior to the acquisition of X-Cardia Corporation, by UROHEALTH, the convertible notes were converted to common stock.

     (d) Amortization of costs in excess of book value of assets acquired in the X-Cardia transaction, $12,288,000. Costs in excess of net assets acquired are amortized over 25 years.

     The Company plans to evaluate the value of acquired incomplete research and development incident to this acquisition. The evaluation will include, among other factors, the stage of development of each product, the time and resources needed to complete each product, expected income and associated risks (including the inherent difficulties and uncertainties in developing and manufacturing new products and potential alternative procedures in future target markets). The Company expects to record a one-time non-cash charge to earning which is estimated to be approximately $13.0 million for incomplete research and development related to the acquired company. This amount has not been reflected in the pro forma adjustments.

     (e) No income tax provision or benefit has been recorded in the pro forma adjustments since the combined historical operations of the Companies' would not result in the recognition of additional income tax provision or benefit.